EXHIBIT 24

                                POWER OF ATTORNEY

      We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr., Robert K. Green, Dwayne L. Hart or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of UtiliCorp United Inc., to sign and execute a Registration Statement on Form S-8, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of participation interests under the UtiliCorp United Inc. Supplemental Contributory Retirement Plan.

      Executed this 3rd day of November, 1999.

/s/ Richard C. Green, Jr.           /s/ Avis G. Tucker
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RICHARD C. GREEN, JR.               AVIS G. TUCKER

/s/ Irvine O. Hockaday, Jr.         /s/ Robert F. Jackson, Jr.
---------------------------------   ----------------------------------
IRVINE O. HOCKADAY, JR.             ROBERT F. JACKSON, JR.

/s/ John R. Baker
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JOHN R. BAKER                       L. PATTON KLINE

/s/ Herman Cain                     /s/ Stanley O. Ikenberry
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HERMAN CAIN                         STANLEY O. IKENBERRY

/s/ Robert K. Green                 /s/ Dale J. Wolf
---------------------------------   ----------------------------------
ROBERT K. GREEN                     DALE J. WOLF


                                    /s/ Dwayne L. Hart
---------------------------------   ----------------------------------
JAMES S. BROOK                      DWAYNE L. HART


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RONALD LEMAY